Exhibit 99.1

[Landstar System, Inc. letterhead]

January 3, 2012

Henry H. Gerkens

13410 Sutton Park Drive South

Jacksonville, Florida 32224

Dear Henry:

We are pleased to extend the term of your letter agreement, last amended and restated in December 2008, through January 3, 2015 (the “Employment Period”) under the terms and conditions herein set forth. During the Employment Period, you will continue to serve as the Chief Executive Officer of Landstar System, Inc. (the “Company”), and you will have all of the duties and obligations generally associated with that position at the Company. You will serve as the Chief Executive Officer at the pleasure of the Board of Directors of the Company (the “Board”) and as a member of the Board at the discretion of our stockholders.

During the Employment Period, you will continue to be compensated on the same terms and conditions as are currently applicable to you, including with respect to your current annual salary of $500,000 and your Participant Percentage Participation under the Company’s Executive Incentive Compensation Plan (the “EICP”), which will continue to be 100%. In addition, the options granted to you on January 2, 2008 and January 2, 2009 will continue to be governed by their terms and conditions.

Upon the expiration of the Employment Period, you will serve as the Executive Chairman of the Company until the end of your then current term as a director of the Company. You will receive a salary, at the annual rate of $500,000, during your service as Executive Chairman. You will not be eligible to receive a bonus following the expiration of the Employment Period. Notwithstanding anything in this letter agreement to the contrary, either you or the Company may request your appointment as Executive Chairman of the Board during the period from the date of the Company’s 2014 Annual Meeting of Stockholders through the expiration of the Employment Period. Upon your appointment as Executive Chairman of the Board, you shall cease to serve as the Chief Executive Officer of the Company, but there would be no change to your salary or bonus through the end of the Employment Period. Regardless of whether you continue to serve as the Chief Executive Officer of the Company or the Executive Chairman of the Board, the Company expects that you would remain on the Board for the remainder of your current term (that is, through May 2015). Notwithstanding anything in your Key Executive Employment Protection Agreement (“KEEPA”) to the contrary, your KEEPA shall become null and void upon your appointment as Executive Chairman of the Board, whenever that occurs.

If the Company terminates your employment as Chief Executive Officer of the Company for any reason other than (x) Cause (as such term is defined in your KEEPA), (y) Disability (as such term is defined in your KEEPA), or (z) your appointment as Executive Chairman of the Board, or you voluntarily terminate your employment for Good Reason at any time prior to January 3, 2015 and your rights to receive severance are not governed by the KEEPA (that is, generally prior to the occurrence of a Change of Control, as defined in the KEEPA), then, subject to your execution, without subsequent revocation of the Release, as defined below, the Company shall pay you a lump sum severance benefit (the “Severance Benefit”) equal to two times the sum of (i) your annual base salary (as in effect on the date hereof, or as it may hereafter be increased) and (ii) the amount that would be payable to you as an annual bonus for the year in which your employment terminates based on your stated Participant Percentage Participation in the EICP, within ten (10) business days of the date immediately following the 6-month anniversary of your termination of employment. In addition, you shall be entitled to receive any vested amounts or benefits owing to you under the Company’s otherwise applicable employee benefit plans and programs (including any equity compensation plan). For the purposes of this employment letter, “Good Reason” has the meaning assigned in clauses (i) and (ii) in the definition of such term in the KEEPA; provided such events result in a material negative change to you in your employment relationship with the Company; provided further that you acknowledge and agree that you shall not be deemed to have Good Reason to terminate your employment as a result of your not receiving any additional equity compensation grants or as a result of your appointment as Executive Chairman of the Board.

If you receive the Severance Benefit, you and, to the extent applicable, your dependents shall be entitled, after the date of your termination and until the earlier of (x) the second anniversary of such date or (y) the date you become eligible for comparable benefits under a similar plan, policy or program of a subsequent employer (the “First Health Plan Period”), to continue participation in the Company’s employee and executive health benefit plans (i.e., the Company’s medical, dental, vision and prescription drug plans) (the “Health Plans”) in which you participated immediately prior to the date of your termination, but subject to the terms and conditions of such plans as in effect from time to time and the additional provisions set forth below. You agree to keep the Company informed as to your eligibility for benefits from a subsequent employer. During the First Health Plan Period, if you timely pay, on a monthly basis, the full cost (minus two percent) of the amount a former employee would be required to pay for continued coverage under the Health Plans (“Health Coverage”) pursuant to section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”), the Company will reimburse you for such cost, reduced by the amount that you would be required to contribute for such Health Coverage if you were an active employee of the Company. These reimbursements will be paid on the first payroll date of each calendar quarter, commencing with the calendar quarter that follows the calendar quarter in which your employment terminates, in arrears.

To the extent any such health benefits cannot be provided under the terms of the Health Plans, the Company shall either provide an insurance policy or policies providing all or part of such benefits, and to the extent of any portion of the benefits not covered by any such policies, shall provide you the remaining benefits coverage under another plan or from the Company’s general assets. Notwithstanding the foregoing, in the event that such health benefits would violate or otherwise fail to comply with any new law, rule or regulation, or as a result of any change in law, rule or regulation, the cost to the Company of providing you continued Health Coverage under any of the Health Plans (including for this purpose, any excise tax imposed on the Company as a result of providing such continued Health Coverage to you) should exceed twice the cost to the Company of providing an active employee of the Company with comparable family Health Coverage (the “Health Cost Threshold”), the Company shall not be obligated to continue to provide you such Health Coverage, but shall (i) use its commercially reasonable best efforts to assist you in obtaining the most closely comparable coverage available in the marketplace and (ii) reimburse you (unless such reimbursement would also cause the Company to violate or otherwise fail to comply with such new law, rule or regulation) for any additional cost, charge, liability or expense, including due to the operation of this clause (ii), that you shall incur (over and above the cost that you would have incurred had you continued to participate in the Company’s Health Plans) in connection with obtaining and maintaining such alternative coverage; provided that in no event shall such additional reimbursement in any calendar year exceed the greater of (x) $50,000 or (y) the Health Cost Threshold. Such reimbursement will be paid on the first payroll date of each calendar quarter, in arrears. Notwithstanding anything in this Agreement to the contrary, in no event shall the benefits provided under this paragraph during any calendar year affect the benefits provided under this paragraph during any other calendar year. Moreover, to the extent any reimbursement or payment is made in respect of, or in lieu of the provision of, benefits, such reimbursement or payment shall be made no later than December 31 following the calendar year in which the expense is incurred or the benefits would otherwise have been provided.

In the event that your employment with the Company terminates due to your death or Disability, or under circumstances that entitle you to receive the Severance Benefit, you shall also receive for the year of termination a payment in respect of the EICP determined in accordance with the provisions of such EICP, but based on your base salary in effect at the date of your termination of employment, multiplied by a fraction, the numerator of which is the number of days in such year prior to and including the date of your termination and the denominator of which is the number of days in such year.

You acknowledge that in the event that your employment is terminated under circumstances in which the Severance Benefit is payable and you receive all of the compensation and other benefits provided for in the two immediately preceding paragraphs in respect of any termination of your employment with the Company, you will not assert any claims against the Company with respect to such termination and that, except as expressly provided below, the payments and benefits paid to you pursuant to this letter will be in full satisfaction of any and all claims you may have against the Company with respect to such termination. You agree that, if requested by the Company within ten (10) business days of your termination of employment, you shall provide the Company with a formal written release of any such claims, in such form as shall be reasonably requested by the Company, consistent with its past practices, and that, if so requested, you shall deliver such release to the Company within forty-five (45) calendar days of the date of your termination of employment and will not revoke the release (the “Release”).

Following your termination of service as Executive Chairman of the Company at the end of your then current term as a director of the Company (that is, anticipated to be on or around May 2015) and until May 2018, unless the parties shall otherwise agree in writing, you shall serve as a non-employee consultant to the Company, providing the Company consulting and other advisory services consistent with your training and experience and your prior position with the Company as and when reasonably requested by the Board of Directors or the then current Chief Executive Officer of the Company. Such services shall not require you to devote, in any 12-month period, more than 20% of the average time that you had devoted to your duties as Chief Executive Officer and Executive Chairman during the 36 months immediately prior to your termination of employment. In requesting any such services, the Company shall use its commercially reasonable best efforts not to interfere with any of your other business commitments. Unless the context otherwise requires, you shall determine the time and place at which you perform any such services. For your availability to consult with the Company, and in consideration of any services you may be called on to perform, the Company shall pay you $600,000 payable within 10 days immediately after six months following the date your employment terminates. During the period that you are available to provide consulting services, you and, to the extent applicable, your dependents shall be entitled to continue participation in the Health Plans, but subject to the additional provisions set forth below through November 2019 (the “Second Health Plan Period”). During the Second Health Plan Period, if you timely pay, on a monthly basis, the full cost (minus two percent) of the amount a former employee would be required to pay for continued Health Coverage under the Health Plans pursuant to section 4980B of the Code, the Company will reimburse you for such cost, reduced by the amount that you would be required to contribute for Health Coverage if you were an active employee of the Company. These reimbursements will be paid on the first payroll date of each calendar quarter, commencing with the calendar quarter that follows the calendar quarter in which your consulting period begins, in arrears.

To the extent any such benefits cannot be provided under the terms of the Health Plans, the Company shall either provide an insurance policy or policies providing all or part of such benefits, and to the extent of any portion of the benefits not covered by any such policies, shall provide you the remaining benefits coverage under another plan or from the Company’s general assets. Notwithstanding the foregoing, in the event that such benefits would violate or otherwise fail to comply with any new law, rule or regulation, or as a result of any change in law, rule or regulation, the cost to the Company of providing you continued Health Coverage (including for this purpose, any excise tax imposed on the Company as a result of providing such continued Health Coverage to you) should exceed the Health Cost

Threshold, the Company shall not be obligated to continue to provide you such Health Coverage, but shall (i) use its commercially reasonable best efforts to assist you in obtaining the most closely comparable coverage available in the marketplace and (ii) reimburse you (unless such reimbursement would also cause the Company to violate or otherwise fail to comply with such new law, rule or regulation) for any additional cost, charge, liability or expense, including due to the operation of this clause (ii), that you shall incur (over and above the cost that you would have incurred had you continued to participate in the Company’s Health Plans) in connection with obtaining and maintaining such alternative coverage; provided that in no event shall such additional reimbursement in any calendar year exceed the greater of (x) $50,000 or (y) the Health Cost Threshold. Such reimbursement will be paid on the first payroll date of each calendar quarter, in arrears. Notwithstanding anything in this Agreement to the contrary, in no event shall the benefits provided under this paragraph during any calendar year affect the benefits provided under this paragraph during any other calendar year. Moreover, to the extent any reimbursement or payment is made in respect of, or in lieu of the provision of, benefits, such reimbursement or payment shall be made no later than December 31 following the calendar year in which the expense is incurred or the benefits would otherwise have been provided.

You agree that during the period of your employment with the Company, you shall provide your services exclusively for the benefit of the Company, except that you may serve on the board of directors of other companies or on the board or other governing body of charitable or community organizations with the approval of the Board, which approval shall not be unreasonably withheld. For a period of two years following the termination of your employment with the Company for any reason, you shall not (i) provide any services, in any capacity whatsoever (including, but not limited to, as an officer, employee, director, partner, principal, consultant, advisor or member) to any business enterprise that is in direct competition with the business of the Company anywhere in the United States or (ii) solicit or hire, or otherwise engage the services of, or assist any third party in soliciting, hiring or engaging the services of any person who is, or at any time during the preceding 90 day period was, an employee of the Company or an independent contractor providing services to the Company. You agree and acknowledge that by reason of your knowledge of the Company’s business, including your possession of and access to valuable confidential business information, regardless of whether or not trade secrets, and your relationships with the Company’s customers, clients, employees and other service providers, the Company has a legitimate business interest to protect in respect of its good will, confidential information and relationships with customers, employees and independent contractors and that the foregoing covenants are necessary to protect such interest, and are reasonable in both their geographic and temporal scope.

For the avoidance of doubt, at any time that the rights and protections provided to you under the KEEPA are in effect, the Severance Benefits payable to you hereunder shall not be applicable and you shall be entitled to receive the full benefit and protection afforded to you under the terms of the KEEPA.

Please confirm your acceptance of this letter agreement by signing where indicated below.

Sincerely,

/s/ Diana M. Murphy
Diana M. Murphy, Chair Compensation Committee of the Board of Directors of Landstar System, Inc.

Agreed and Accepted:

/s/ Henry H. Gerkens
Henry H. Gerkens Dated: January 3, 2012

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